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                     NON-CIRCUMVENTION & NON-DISCLOSURE AGREEMENT

This is to confirm that each of the named signatories, separately and individually and their associates hereby agree that his/her corporation(s), division(s), employees, agents and/or consultants will not disclose, make contact with or otherwise be involved in any transaction involving that certain proprietary information and/or client(s), merchant(s), customer(s) has been disclosed by the following companies;

Consumers On-Line Development Group, Inc.,                  C.O.L.D.
Consumer Net Partners                                       C.N.P.
Consumer Net Marketplace                                    C.N.M.
CNM Network                                                 C.N.M.N.
SportCenter Partners                                        S.C.P.
SportCenter On-Line                                         S.C.O.L.

hereinafter referred to as the "THE COMPANIES", which is hereby made a part hereto this agreement, without the express approval of THE COMPANIES. I/we further agree that in consideration of that certain information of this agreement that I/we fully agree to hold all information confidential and that such information will remain the express property of THE COMPANIES.

It is understood that this agreement is a reciprocal one between the signatories concerning the exchange of privileged information and contacts and will be held as confidential unless otherwise released or agreed as to the release only in written documentation by THE COMPANIES.

It is also understood that a signatory cannot be considered or adjudged to be in violation of this agreement when the violation is involuntary, due to the situations beyond his/her control: examples being acts of GOD and/or civil disturbances. Essentially, the spirit behind this agreement is one of mutual trust and confidence, and one of reliance on each other to do what is fair and equitable.

It is agreed that any disputes that result between the parties whose signatures appear below shall be submitted to arbitration in accordance with The State of California Code of Procedure. The written determination of the arbitration shall be final, binding, and conclusive on the parties.

If either party sues the other party to enforce any of the terms of this agreement, the prevailing party shall, in addition to all other damages, be entitled to recover any and all legal fees incurred.

IN REPRESENTATION OF:
                         -------------------------     -------------------------
THE COMPANIES            FREDRICK J. RICE


IN REPRESENTATION OF:
                         -------------------------     -------------------------
                                                       DATE

* All parties hereto of this agreement for any and all international rules and or laws governing Non-Circumvention as to this agreement.